EXHIBIT 10.gg


                                 AMENDMENT NO. 9

     THIS AMENDMENT NO. 9 (the "Amendment") dated as of May 25, 2000, to the Credit Agreement referenced below, is by and among MACSAVER FINANCIAL SERVICES, INC., a Delaware corporation, (the "Borrower"), HEILIG-MEYERS COMPANY, a Virginia corporation (the "Company"), the Lenders identified therein, WACHOVIA BANK, N.A. (formerly, Wachovia Bank of Georgia, N.A.), as Administrative Agent, BANK OF AMERICA, N.A. (formerly NationsBank, N.A.), as Documentation Agent, and CRESTAR BANK and FIRST UNION NATIONAL BANK (formerly, First Union National Bank of Virginia), as Co-Agents. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

     WHEREAS, the Lenders established a $400 million credit facility (the "Bank Credit Facility") for the benefit of the Borrower pursuant to the terms of that Credit Agreement dated as of July 18, 1995 (as amended and modified, the "Credit Agreement") among the Borrower, the Company, the Lenders identified therein and Wachovia Bank of Georgia, N.A., as Administrative Agent;

     WHEREAS, the commitments under the Credit Agreement have been permanently reduced to $200 million and will be further reduced as provided herein;

     WHEREAS, the Company has requested extension of the Termination Date and certain other modifications to the Credit Agreement;

     WHEREAS, the requested consents and modifications require the consent of the Lenders;

     WHEREAS, the Lenders have consented to the requested modifications on the terms and conditions set forth herein;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Credit Agreement is amended and modified in the following respects:

          1.1 The following definitions are amended or added in Section 1.1 to read as follows:

          "Amendment No. 9" means Amendment No. 9 to this Credit Agreement dated as of May 25, 2000.

          "Assignment of LOC Cash Collateral Account" means that Assignment of LOC Cash Collateral Account dated as of the date of Amendment No. 9, as amended and modified, given by the Borrower to the Administrative Agent.

          "Assignment of Non-Operating Cash Escrow Account" means that Assignment of Non-Operating Cash Escrow Account dated as of the date of Amendment No. 9, as amended and modified, given by the Borrower to Wachovia Bank, N.A., as Collateral Agent for the Senior Creditors (as defined in the Sharing Agreement).

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          "Assignment of Operating Cash Escrow Account" means that Assignment of
     Operating Cash Escrow Account dated as of the date of Amendment No. 9, as amended and modified, given by the Borrower to Wachovia Bank, N.A., as Collateral Agent for the Senior Creditors (as defined in the Sharing Agreement).

          "Credit Documents" means this Credit Agreement, the Notes, the Fee Letter, the Sharing Agreement, the Security Agreement, the Mortgage
     Instruments, the Assignment of Non-Operating Cash Escrow Account, the Assignment of Operating Cash Escrow Account, the Assignment of LOC Cash Collateral Account, the Pledge Agreement and all other related agreements and documents issued or delivered thereunder or pursuant hereto or thereto.

          "LOC Cash Collateral Account" has the meaning specified in Section 2.3(m).

          "MFS Master Account" means the operating account maintained by the Borrower with Wachovia Bank, N.A. (account #8735029195) and any successor account established by the Borrower in accordance with this Credit Agreement.

          "Mortgage Instruments" means those mortgages, deeds of trust, security deeds and like instruments given for the ratable benefit of the Senior
     Creditors (as defined in the Sharing Agreement) to secure the Secured Obligations (as defined in the Sharing Agreement), in each case as amended and modified.

          "Non-Operating Cash Escrow Account" has the meaning specified in the Sharing Agreement.

          "Non-Operating Cash Flow" has the meaning specified in the Sharing Agreement.

          "Operating Cash" means all cash received by the Company or any of its subsidiaries that does not constitute Non-Operating Cash Flow.

          "Operating Cash Escrow Account" has the meaning specified in the Sharing Agreement.

          "Permitted Liens" means:

          (i) Liens to secure the Secured Obligations (including the loans and obligations owing hereunder), as referenced and defined in, and as provided in, the Sharing Agreement;

          (ii) Liens (other than Liens created or imposed under Title IV of ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens (i) secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or (ii) are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (iv) Liens (other than Liens created or imposed under Title IV of ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds, utilities and other similar obligations (exclusive of obligations for the payment of borrowed money);

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         (v) Liens in  connection  with  attachments  or  judgments  (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

          (vi) easements, conditions, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

          (vii) Liens on property which is the subject of purchase money Indebtedness (including Capital Leases and Synthetic Leases) incurred to finance or refinance the purchase, construction or other acquisition of assets; provided that (i) any such Lien shall attach concurrently with or within 30 days after the acquisition and shall be limited to the asset which is the subject of the financing, and (ii) at the time of the acquisition of such asset, the amount remaining unpaid on the Indebtedness secured by such Lien shall not exceed 90% (or 100% in the case of a Capital Lease or Synthetic Lease) of the lesser of the total purchase price or fair market value thereof;

          (viii) leases or subleases granted to others not interfering in any material respect with the business of the lessor or sublessor;

          (ix) any interest or title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, Capital Leases, sale-and-leaseback transactions, credit-tenant leases, Synthetic Leases and other leases permitted hereunder;

          (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (xi) Liens created or deemed to exist in connection with Permitted Receivables Financings or other securitization transactions permitted hereunder (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable receivables actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such financing or transaction or to any related property customarily subject to a Lien in connection with such financing or transaction;

          (xii) Liens deemed to exist in connection with investments in repurchase agreements which constitute investments permitted hereunder;

          (xiii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

          (xiv) Liens of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

          (xv) Liens securing Indebtedness otherwise permitted hereunder in an aggregate amount not greater than $1 million; provided that (A) such Liens shall be limited to specified collateral and shall not be blanket liens and
     (B) the fair market value of the collateral shall not exceed the amount of Indebtedness secured thereby; and

          (xvi) Liens existing as of the date of Amendment No. 9 and set forth on Schedule 8.2; provided that (a) no such Lien shall at any time be extended to or cover any property other than the property subject thereto on the date of Amendment No. 9, and (b) the principal amount of the Indebtedness secured by such Liens shall not be increased.

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          "Pledge Agreement" means that certain Pledge Agreement dated as of the date of Amendment No. 9, as amended and modified, among the Borrower and Wachovia Bank, N.A., as Collateral Agent for the Senior Creditors (as defined in the Sharing Agreement).

          "Security Agreement" means that certain Security Agreement dated as of the date of Amendment No. 9, as amended and modified, among the Borrower, the Company and certain of their respective subsidiaries, and Wachovia Bank, N.A., as Collateral Agent for the Senior Creditors (as defined in the Sharing Agreement).

          "Sharing Agreement" means that Intercreditor and Sharing Agreement dated as of May 25, 2000 (being the date of Amendment No. 9), as amended and modified, among the Lenders and Administrative Agent under the Credit Agreement, the holders of the Prudential Notes identified therein, Wachovia Bank, N.A. and certain affiliates in connection with the Wachovia Lease Financing identified therein, First Union National Bank in connection with the FUNB Lease Financing identified therein, the Borrower, the Company, and certain of their respective subsidiaries, and Wachovia Bank, N.A., as Collateral Agent.

          "Spread Account" has the meaning specified in Section 6.11.

          "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes, but is classified as an operating lease under GAAP (it being understood that the term "Synthetic Lease" shall not include any sale-and-leaseback transaction, credit-tenant lease or other operating lease or off-balance sheet arrangement or financing that is classified as an operating lease under GAAP but is not treated as borrowed money indebtedness for tax purposes).

          "Termination Date" means the earlier of:

               (i) May 24, 2001 (being the date 364 days following the date of Amendment No. 9), subject to a day-by-day extension of the applicable Termination Date for each day following the date of Amendment No. 9 to the date 364 days then following, unless and until the Administrative Agent shall give notice of termination of the "extension provision" at the direction of the Required Lenders in their discretion, provided that the Termination Date shall not in any event be extended beyond July 17, 2001 without the written consent of each Lender affected thereby; and

               (ii) the date on which the Commitments shall terminate in accordance with the provisions of the Credit Agreement.


          1.2 In Section 1.1 with respect to the definition of "Consolidated EBITDA", clause (B) of the second sentence is amended to read as follows:

               (B) in the case of the sale or  disposition  for  value of all or any portion of Berrios, Mattress Discounters, Rhodes or other operating subsidiaries, divisions or assets (other than assets sold in Permitted Receivables Financings), Consolidated EBITDA and its components shall be adjusted to exclude for the applicable period provided in the foregoing clause (A), income statement items directly attributable to the assets, property and/or operations which were the subject of such sale or disposition.

          1.3 In Section 1.1 with respect to the definition of "Consolidated Funded Debt" there shall be added to the end of such definition the following:

               , but excluding for purposes hereof amounts advanced hereunder in respect of the Spread Account under Section 6.11(ii).

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          1.4 In Section 1.1 with respect to the definition of "Consolidated Net
     Income", in the proviso of the first sentence, the "and" immediately preceding clause (iii) is deleted, and a new clause (iv) is added to read as follows:

               and (iv) for purposes of determining compliance with the Consolidated Leverage Ratio in Section 7.9(b) and the Consolidated Adjusted Fixed Charge Coverage Ratio in Section 7.9(c), there shall be excluded (A) special non-cash charges of up to $28 million (excluding, for purposes hereof, in any event the portion of such charges relating to Berrios, subject to satisfactory documentation) in connection with implementation of requirements of Securities and Exchange Commission Staff Accounting Bulletin 101 regarding recognition of revenue in certain retail transactions and (B) special cash restructuring and severance charges of up to $2 million cumulative, part of which may be taken in the first fiscal quarter of 2000 and part of which may be taken in the second fiscal quarter of 2000.

          1.5 In Section 1.1 with respect to the definition of "Indebtedness", the "and" immediately preceding clause (x) is deleted, and the following is inserted at the end of the definition:

               , (xi) all obligations of such Person under Synthetic Leases (it being understood that such obligations shall not constitute Funded Debt or Secured Debt) (xii) Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer to the extent of recourse to such Person, and (xiii) all obligations of such Person in respect of Permitted Receivables Financings (it being understood that such obligations shall not constitute Funded Debt or Secured Debt).

          1.6 In Section 2.1(a), clause (ii) is amended to read as follows:

               "(ii) With regard to the Lenders collectively, the aggregate amount of outstanding Committed Loans plus the aggregate amount of outstanding Competitive Loans shall not exceed TWO HUNDRED MILLION DOLLARS ($200,000,000) until July 18, 2000, then ONE HUNDRED FORTY MILLION DOLLARS ($140,000,000) from such date and thereafter, unless already reduced by such date to such level or a lesser level in connection with the mandatory commitment reduction provisions of
          Section 2.3(n) or Section 3.3(c)(ii) (as such aggregate maximum amount may be reduced from time to time, the "Revolving Committed Amount")."

          1.7 In Section 2.1(d) clauses (i) and (ii) are amended to read as follows:

               (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised of Base Rate Loans, the sum of the Base Rate plus 200 basis points (2.0%);

               (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised of Eurodollar Loans, the sum of the Adjusted Eurodollar Rate plus 287.5 basis points (2.875%).

          1.8 New subsections (g) and (h) are added to Section 2.1 to read as follows:

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               (g)  Application  of Excess  Operating  Cash.  At the end of each
          Business Day, the Borrower shall withdraw from the MFS Master Account and apply in accordance with this Section 2.1(g) the amount, if any, by which the Operating Cash then on deposit in the MFS Master Account (which amount shall reflect all transfers to and disbursements from the MFS Master Account made on such Business Day) exceeds $5 million. The Borrower shall apply each amount withdrawn from the MFS Master Account pursuant to this Section 2.1(g) as follows: first, such amount shall be applied to repay the outstanding Loans until the outstanding Loans shall have been paid in full; and second, any remaining portion of such amount shall be transferred to the Operating Cash Escrow Account. The application of Operating Cash pursuant to this Section 2.1(g) shall not reduce the aggregate Commitments hereunder. The Borrower shall not terminate or replace the MFS Master Account or otherwise change its cash management procedures in any material respect without the prior written consent of the Administrative Agent.

               (h) Borrowings from Operating Cash Escrow Account. The Borrower may request, from time to time, one or more withdrawals from the Operating Cash Escrow Account. Each such request shall be treated as (and be subject to the same restrictions and limitations applicable to, including the conditions to extensions of credit under Section 5.2 and the limitations on use of proceeds under Section 6.11) a request for a Revolving Loan, and each withdrawal from the Operating Cash Escrow Account pursuant to this Section 2.1(h) shall be treated as a Revolving Loan. The Borrower shall not be entitled to request a Revolving Loan under Section 2.1(b) unless the amount on deposit in the Operating Cash Escrow Account has been reduced to zero.

          1.9 The LOC Committed Amount referred to in Section 2.3(a)(i) is amended and increased from "FORTY FIVE MILLION DOLLARS ($45,000,000)" to "FIFTY FIVE MILLION DOLLARS ($55,000,000)".

          1.10 New subsections (m) and (n) are added to Section 2.3 to read as follows:

               (m) Establishment of LOC Cash Collateral Account. The Borrower shall establish and maintain with the Administrative Agent, for the benefit of the Lenders and the Issuing Lender, a segregated account designated as the LOC Cash Collateral Account (the "LOC Cash Collateral Account"). The Administrative Agent, for the benefit of the Lenders and the Issuing Lender, shall exercise sole dominion and control over, and shall possess all right, title and interest in and to all funds on deposit from time to time in, the LOC Cash Collateral Account. All funds on deposit in the LOC Cash Collateral Account shall be invested by the Administrative Agent, at the written direction of the Borrower, in investments reasonably acceptable to the Administrative Agent. All interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the LOC Cash Collateral Account shall be retained in the LOC Cash Collateral Account until applied in accordance with this Credit Agreement. On the date on which the loans and obligations (including the LOC Obligations) owing under this Credit Agreement have been paid in full and the commitments hereunder have been terminated, the Administrative Agent shall withdraw from the LOC Cash Collateral Account and pay to the Borrower all funds, if any, then on deposit in the LOC Cash Collateral Account and such account shall be deemed to have terminated for all purposes of this Credit Agreement.

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               (n) Withdrawals from LOC Cash Collateral Account. If the Borrower fails to reimburse the Issuing Lender as required by Section 2.3(d), the Issuing Lender may instruct the Administrative Agent to withdraw from the LOC Cash Collateral Account and pay to the Issuing Lender an amount equal to all or a portion of the unpaid reimbursement obligation. The Issuing Lender shall use each amount withdrawn from the LOC Cash Collateral Account pursuant to this Section 2.3(n) to satisfy, to the extent of such amount, all unpaid reimbursement obligations. In addition, the Borrower will use its reasonable best efforts to use cash collateral to replace or otherwise reduce the stated amount of Letters of Credit as soon as practicable, but in any event within four (4) weeks of receipt of any such cash collateral, and the Borrower may instruct the Administrative Agent to use all or a portion of the amount on deposit in the LOC Cash Collateral Account to reduce the stated amount of one or more Letters of Credit (through payments to one or more beneficiaries under the Letters of Credit or through one or more other arrangements). If, but only to the extent that, the Borrower is not able to use cash collateral to replace or otherwise reduce the stated amount of Letters of Credit, the cash collateral will be retained in the LOC Cash Collateral Account. The use of amounts on deposit in the LOC Cash Collateral Account to satisfy reimbursement obligations pursuant to this Section 2.3(n) shall permanently reduce the aggregate Commitments hereunder and the LOC Committed Amount unless the Borrower shall promptly (but in any event within one Business Day) make restitution to the Administrative Agent of amounts so used from the LOC Cash Collateral Account; provided, however, that the portion of the aggregate Commitments available for Loans for general working capital purposes under Section 6.11(i) hereof shall not be reduced below $45,000,000 as provided in
          Section 3.3(c)(ii) hereof. The use of amounts on deposit in the LOC Cash Collateral Account to reduce the stated amount of one or more Letters of Credit pursuant to this Section 2.3(n) shall permanently reduce the aggregate Commitments hereunder and the LOC Committed Amount. The Borrower shall not be entitled to request withdrawals from the LOC Cash Collateral Account other than to reduce the stated amount of one or more Letters of Credit.

          1.11 In Section 3.1, the reference to "2% greater than the Base Rate" is amended to read "4% greater than the Base Rate".

          1.12 Clause (ii) of Section 3.3(c) regarding Mandatory Prepayments is amended to read as follows:

               (ii) In Respect of Non-Operating Cash Flow. The Borrower and the Company shall apply, or shall cause their subsidiaries to apply, all Non-Operating Cash Flow allocated to the Lenders pursuant to Section 5 or Section 6 of the Sharing Agreement as follows: first, such Non-Operating Cash Flow shall be applied to repay the outstanding Loans until the outstanding Loans shall have been paid in full; then, any remaining portion of such Non-Operating Cash Flow shall be used to reduce the stated amount of one or more Letters of Credit (through payments to one or more beneficiaries under the Letters of Credit or through one or more other arrangements) or, if that is not practicable,  shall be transferred to the LOC Cash Collateral  Account as provided in Section 2.3(n), until the LOC Obligations (net of amounts held in the LOC Cash Collateral Account) have been reduced to zero; and third, any remaining portion of Non-Operating Cash Flow shall be transferred to the Operating Cash Escrow Account. The application of Non-Operating Cash Flow to repay the outstanding Loans pursuant to this Section 3.3(c)(ii) shall permanently reduce the aggregate Commitments hereunder; provided, however, that the portion of the aggregate Commitments available for Loans for general working capital purposes under Section 6.11(i) hereof shall not be reduced below $45,000,000 pursuant to this sentence. The use of Non-Operating Cash Flow to reduce the stated amount of one or more Letters of Credit pursuant to this Section 3.3(c)(ii) or to satisfy reimbursement obligations pursuant to Section 2.3(n) shall permanently reduce the aggregate Commitments hereunder and the LOC Committed Amount. The transfer of Non-Operating Cash Flow to the LOC Cash Collateral Account pursuant to this Section 3.3(c)(ii) shall not reduce the aggregate Commitments hereunder or the LOC Committed Amount until such time as they are withdrawn or disbursed therefrom to replace or otherwise reduce the stated amount of Letters of Credit or to satisfy reimbursement obligations as provided in Section 2.3(n).

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          1.13 Section 3.4(a) is amended to read as follows:

               (a) Facility Fee. In consideration of the Commitments by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a facility fee (the "Facility Fee") equal to 62.5 basis points (.625%) per annum on the aggregate Revolving Committed Amount in effect from time to time for the applicable period. The Facility Fee shall be payable quarterly in arrears on the 15th day following the end of each calendar quarter.

          1.14 Section 6.11 is amended in its entirety to read as follows:

               Section 6.11. Purpose of Loans and Letters of Credit. The proceeds of the Loans may be used as follows:

                    (i) subject to the following sentence, up to $105 million in
               Loans hereunder may be used for general working capital purposes in the ordinary course of business consistent with past practices of the Company and consistent with the Company's 2001 operating plan. For purposes of this clause (i), "general working capital purposes" shall include capital expenditures, but shall not include (A) the funding of acquisitions, (B) the payment of dividends (other than regular quarterly dividends on common stock), (C) the payment of other Funded Debt (other than scheduled payment or payment at maturity of up to $1.5 million per annum of Funded Debt not subject to the Sharing Agreement), or (D) the funding of any working capital shortfall resulting from the termination of, or accumulation or amortization under, any securitization program;

                    (ii) up to an additional $40 million in Loans  hereunder may be used solely for general working capital purposes (as described in clause (i) above) in the event the funding of spread accounts (collectively, the "Spread Accounts") is required under existing securitization programs because the long-term senior unsecured debt rating of the Company, or, if the Company is not so rated, the Borrower, is reduced below Ba3 by Moody's Investors Service, Inc. or below BB- by Standard & Poor's; provided, however, that up to $20 million in Loans under this clause (ii) (with such $20 million maximum amount reduced by any amounts withdrawn from the Non-Operating Cash Escrow Account and either used for working capital or applied to the Secured Obligations pursuant to the Sharing Agreement) may be used for general working capital purposes (as described in clause (i) above) to the extent that the full amount of availability under clause (i) above has been utilized; and

                    (iii) up to $55 million in Letters of Credit  hereunder  (or in Loans hereunder advanced to repay reimbursement obligations arising on account of a drawing under Letters of Credit) may be issued to support workers' compensation programs or industrial revenue bond financings.

          The amount described in clause (i) above shall be permanently reduced by the amount of any permanent reduction in the aggregate Commitments resulting from the application of Non-Operating Cash Flow to repay the outstanding Loans pursuant to Section 3.3(c)(ii). The amount described in clause (iii) above shall be permanently reduced by any permanent reduction in the aggregate Commitments resulting from the use of amounts on deposit in the LOC Cash Collateral Account to replace or otherwise reduce the stated amount of Letters of Credit or to satisfy reimbursement obligations pursuant to Section 2.3(n). The amount described in clause (iii) above shall not be reduced by amounts deposited into the LOC Cash Collateral Account until such time as they are withdrawn or disbursed therefrom to replace or otherwise reduce the stated amount of Letters of Credit or to satisfy reimbursement obligations as provided in Section 2.3(n). Notwithstanding anything to the contrary contained herein, the amount described in clause (i) above shall be permanently reduced to $45 million (if not previously reduced to $45 million as a result of the application of Non-Operating Cash Flow or the use of amounts on deposit in the LOC Cash Collateral Account) on July 18, 2000.

          1.15 In Section 7.2, subsection (d) is renumbered as subsection "(i)", and new subsections (d), (e), (f), (g) and (h) are added to read as follows:

               (d) engagement within 30 days of the date of Amendment No. 9 of Ernst & Young or another independent firm approved by the Required Lenders in their reasonable discretion to review internal accounting/reporting procedures and related matters in connection with developing appropriate cash flow report and forecast forms for use in monitoring the Company's liquidity position;

               (e) delivery of the first such cash flow report and forecast by the Company within 90 days of the date of Amendment No. 9 and thereafter not later than the 15th Business Day of each succeeding month;

               (f) delivery within 5 Business Days of receipt of the annual independent accountants' servicing report delivered in connection with the Company's securitization programs;

               (g) delivery within 15 Business Days after the end of each month of an accounts receivable and accounts payable aging report in form and detail acceptable to the Administrative Agent in its reasonable discretion;

               (h)  immediate  notice  to  the   Administrative   Agent  of  the
          occurrence of an event which would result in unscheduled amortization under any securitization transaction;

          1.16 Section 7.9 is amended in its entirety to read as follows:

               7.9 Financial Covenants.

               (a) Consolidated Net Worth. There shall be maintained at all times a Consolidated Net Worth of not less than the sum of eighty percent (80%) of actual Consolidated Net Worth as of February 29, 2000, plus, on May 31, 2000 and on the last day of each fiscal quarter thereafter, an amount equal to fifty percent (50%) of Consolidated Net Income for the fiscal quarter then ending (but not less than zero), such increases to be cumulative.

               (b) Consolidated Leverage Ratio. As of the end of each fiscal quarter to occur after February 29, 2000, there shall be maintained a Consolidated Leverage Ratio of not greater 5.25:1.0.

               (c) Consolidated Adjusted Fixed Charge Coverage Ratio. There shall be maintained a Consolidated Adjusted Fixed Charge Coverage
          Ratio of not less than 1.1:1.0 as of the end of the fiscal quarters ending May 31, 2000 and August 31, 2000, and 1.15:1.0 as of the end of each fiscal quarter ending thereafter

               (d) Minimum  Monthly Cash Flow.  Maintenance  of minimum  monthly cash flow from operations at levels to be determined by the Administrative Agent and approved by the Required Lenders based as a percentage (not to exceed 85%) of estimated monthly operating cash flow in the cash flow forecast report provided pursuant to the provisions of Section 7.2(d) hereof.

          1.17  Sections  8.1  regarding   the   incurrence   and  existence  of
     Indebtedness and Section 8.2 regarding the incurrence and existence of Liens are amended to read as follows:

               8.1 Indebtedness. The Company will not, nor will it permit any of its Subsidiaries (including the Borrower and the Furniture Company) to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                    (a) Indebtedness existing or arising under this Credit Agreement or the other Credit Documents;

                    (b) Indebtedness  existing as of the date of Amendment No. 9 and set forth on Schedule 8.1; and renewals, refinancings and extensions thereof that do not increase the outstanding principal amount thereof;

                    (c) purchase money  Indebtedness  (including  obligations in respect of Capital Leases and Synthetic Leases) incurred to finance or refinance the purchase, construction or other acquisition of fixed assets, subject to the terms and limitations provided therefor in the definition of "Permitted Liens";

                    (d) obligations  owing under interest rate,  commodities and foreign currency exchange protection agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes;

                    (e) unsecured intercompany Indebtedness owing by and between the Company or its Subsidiaries;

                    (f) obligations incurred or arising in connection with securitization transactions, sale-and-leaseback transactions, credit-tenant leases and Synthetic Lease transactions, so long as the net proceeds realized therefrom are applied to the Secured Obligations, as referenced and defined in, and as provided in, the Sharing Agreement, or are applied to reduce the invested amount of other securitization transactions or to fund the accumulation or amortization of other securitization transactions;

                    (g) other  unsecured  Indebtedness  of the  Borrower  or the
               Company in an aggregate amount not to exceed $750,000 at any time outstanding; and

                    (h) Guarantee Obligations of the Company in respect of Indebtedness permitted under this Section 8.1;

               8.2 Liens. The Company will not, nor will it permit any of its Subsidiaries (including the Borrower and the Furniture Company) to, create, incur, assume or permit to exist any Liens with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, other than Permitted Liens.

          1.18 In Section 9, subsection (m) is deleted and replaced with a new subsection (m) and a new subsection (n) is added to read as follows:

               (m) The Borrower shall fail to implement a plan reasonably acceptable to the Administrative Agent and the Required Lenders by the date 60 days prior to the then scheduled commencement of accumulation or amortization under the existing securitization programs (with verification of the date of accumulation or amortization is scheduled to begin) and to accommodate such accumulation or amortization without access to this Agreement; or

               (n) The commitment  termination  date shall occur with respect to
          the   Heilig-Meyers   Master  Trust  Series  1997-1  Variable  Funding
          Certificates;

     2. The Lenders hereby confirm that they have waived the requirements of Sections 7.9(b) and 7.9(c) of the Credit Agreement for the fiscal year ending February 29, 2000.

     3. The Borrower and the Company hereby acknowledge and agree that (i) the aggregate Commitments under the Credit Agreement have been permanently reduced to $200 million as of the date hereof, (ii) the aggregate Commitments under the Credit Agreement will be further permanently reduced on a dollar-for-dollar basis by amounts received from Non-Operating Cash Flow for application to the loans and obligations under the Credit Agreement as provided in Section 5 or
Section 6 of the Sharing Agreement, (iii) the aggregate Commitments under the Credit Agreement will be permanently reduced to $140 million on July 18, 2000 (unless the Commitments shall have been previously reduced to such level or a lesser level in connection with the mandatory commitment reductions referenced in the foregoing clause (ii) hereof), (iv) the subfacility for Swingline Loans is eliminated and the commitments thereunder and relating thereto are hereby terminated, and (v) Competitive Loans are no longer available under the Credit Agreement.

     4. Release of Claims. The Company and the Borrower hereby release the Administrative Agent and the Lenders, and their affiliates, directors, officers, employees, attorneys and representatives (collectively, the "Released Parties") from the following to the extent arising from or in connection with the Credit Agreement, the loans or obligations thereunder or any of the Credit Documents or other documents relating thereto: (i) damages, claims, liabilities, causes of action, contracts, or controversies of any type, kind, nature, description or character, (ii) breaches of contract or duty of any type of relationship, (iii) acts or omissions, and (iv) commitments or promises of any type made prior to the date hereof (the matters described in the preceding clauses (i) through (iv) (being referred to collectively as the "Claims"), whether or not the Claims are now know, unknown, or unforeseen, or are liquidated or unliquidated, which in any way arise out of, or relate to, the Credit Agreement, the loans or obligations thereunder or any of the Credit Documents or other documents relating thereto or any failure of any of the Released Parties to honor any prior commitment or any documents, agreements or other instruments in any way related to the Credit Agreement, the loans or obligations thereunder or any of the Credit Documents or other documents relating thereto.

     5. In consideration of the extension of Termination Date and other accommodations made hereby, the Borrower hereby agrees to pay the Administrative Agent for the benefit of the Lenders an extension fee (the "Extension Fee") as follows:

               (i) First Stage. An amount equal to twenty-five basis points (0.25%) on the aggregate Commitments in effect on the effective date of this Amendment payable on the effective date of this Amendment.

               (ii) Second Stage. An amount equal to fifty basis points (0.50%) on the aggregate Commitments then in effect on the date 90 days following the date of this Amendment.

     6. This Amendment shall be effective upon satisfaction of the following conditions:

          (a) execution of this Amendment by the Borrower, the Company, the Administrative Agent and the Lenders;

          (b) receipt of copies of fully executed amendments of the Prudential Notes, the Wachovia Lease Financing documentation and the FUNB Lease Financing documentation consistent with the Term Sheet dated March 31, 2000;

          (c) receipt of a fully executed copy of the Sharing Agreement, the Security Agreement, the Mortgage Instruments, the Assignment of Non-Operating Cash Escrow Account, the Assignment of Operating Cash Account, the Assignment of LOC Collateral Account, the Pledge Agreement and the delivery of the collateral required to be delivered thereunder and UCC financing statements relating thereto (including the mortgage instruments and other collateral instruments relating to the real property);

          (d)  receipt of legal  opinions  of counsel  for the  Company  and the
     Borrower in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, including enforceability and no conflicts opinions;

          (e) receipt by the Administrative Agent for the benefit of the Lenders of:

               (i) the First Stage portion of the  Extension  Fee  referenced in
          Section 5(i) above; and

               (ii) an amendment fee (the "Amendment Fee") in an amount equal to twenty-five basis points (0.25%) on the aggregate Commitments in effect.

     7. The Company and the Borrower hereby affirm that the representations and warranties set out in Section 6 of the Credit Agreement are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period or date).

     8. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

     9. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     10. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     11. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date and year first above written.

BORROWER:              MACSAVER FINANCIAL SERVICES, INC., a Delaware corporation

                       By:    /s/Dossi V. Bhavnagri
                              ----------------------------
                       Name:  Dossi V. Bhavnagri
                       Title: Vice President

COMPANY:               HEILIG-MEYERS COMPANY, a Virginia corporation

                       By:    /s/Roy B. Goodman
                              ----------------------------
                       Name:  Roy B. Goodman
                       Title: Executive Vice President

LENDERS: WACHOVIA BANK, N.A., as Administrative Agent for the Bank Lenders under the Credit Agreement and as a Lender under the Credit Agreement

                       By:    /s/Christopher C. Borin
                              ----------------------------
                       Name:  Christopher C. Borin
                       Title: Senior Vice President

                       BANK OF AMERICA, N.A.

                       By:    /s/William Crawford
                              ----------------------------
                       Name:  William Crawford
                       Title: Managing Director

                       FIRST UNION NATIONAL BANK

                       By:    /s/L.S. Cundiff
                              ----------------------------
                       Name:  L.S. Cundiff
                       Title: Senior Vice President

                       CRESTAR BANK

                       By:    /s/Brad H. Hooker
                              ----------------------------
                       Name:  Brad H. Hooker
                       Title: Senior Vice President

                       SUNTRUST BANK

                       By:    /s/Brad H. Hooker
                              ----------------------------
                       Name:  Brad H. Hooker
                       Title: Director

                       THE FUJI BANK, LIMITED

                       By:    /s/Raymond Ventura
                              ---------------------------
                       Name:  Raymond Ventura
                       Title: Vice President and Manager

                       THE FIRST NATIONAL BANK OF CHICAGO

                       By:    /s/Jacqueline D. Yardley
                              ---------------------------
                       Name:  Jacqueline D. Yardley
                       Title: First Vice President

                       CREDIT LYONNAIS NEW YORK BRANCH

                       By:    /s/Ann G. Shian
                              ---------------------------
                       Name:  Ann G. Shian
                       Title: Vice President

                       THE BANK OF TOKYO-MITSUBISHI, LTD.

                       By:    /s/Gary L. England
                              ---------------------------
                       Name:  Gary L. England
                       Title: Vice President and Manager

                       MLO CLO XIX Sterling (Cayman) Ltd.
                       By:  Sterling Asset Manager, L.L.C.,
                            As its Investment Advisor

                       By:    signature illegible
                       Name:
                       Title: Executive Vice President

                       PNC BANK, National Association

                       By:    /s/Tom McCool
                              -----------------------------
                       Name:  Tom McCool
                       Title:

                                  Schedule 8.1
             Indebtedness Existing as of the Date of Amendment No. 9


DESCRIPTION/LENDER                            AMOUNT

7.60% notes due 2007                        175,000,000
7.88% notes due 2003                        200,000,000
7.40% notes due 2002                        100,000,000

Prudential Series A Notes                    60,000,000

FANB - Nashville                                319,146
Nationsbank - IDB Russellville                  259,638
Small Business Administration                   103,498
Fred Lord (Richmond)                             36,291
FANB - Kingsport                                 29,991
Home Beneficial Mortgage 240                      7,920
Home Beneficial Mortgage 230                      7,590

Capitalized leases:
Sandersonville, GA                              289,111
Plymouth, NC                                     96,478
Franklin, KY                                    288,857
Roomstore West-Data General                     130,936
Roomstore West-Pioneer                           33,624

                                  Schedule 8.2
                Liens Existing as of the Date of Amendment No. 9


LIENHOLDER                                AMOUNT OF LIEN

FANB - Nashville                                 319,146
Nationsbank - IDB Russellville                   259,638
Small Business Administration                    103,498
Fred Lord (Richmond)                              36,291
FANB - Kingsport                                  29,991
Home Beneficial Mortgage 240                       7,920
Home Beneficial Mortgage 230                       7,590